                                                                   EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT
                                      FOR
                                  KEVIN ARNER

        THIS AGREEMENT is made and entered into this 5th day of December, 1996, between InterMed Acquisition Corporation, a Delaware corporation (the "Company"), a wholly-owned subsidiary of QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and Kevin H. Arner ("Executive").

                             W I T N E S S E T H:

        WHEREAS, Executive is the President and Chief Operating Officer of the Company, and the Company desires to retain Executive's continued employment on the terms and conditions stated herein;

        WHEREAS, the Company is engaged in the business of creating computer software for healthcare-related electronic data interchange (the "Company Business"); and

        WHEREAS, Executive has, possesses and will acquire significant additional knowledge and information with respect to the Company Business, which knowledge and information will be increased, developed and enhanced by his employment;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. EMPLOYMENT AND TERM. Subject to the terms and conditions of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment, as the Company's President and Chief Operating Officer. In such capacity Executive shall perform such services and duties as the Board of Directors (the "Board") may from time to time designate during the term hereof. Executive's employment under this Agreement shall be at the Company's offices in Atlanta, Georgia, or such other location in Atlanta as the Board may determine, and shall be for a term (the "Term") commencing on the date hereof and terminating on August 1, 1998.

        2.  TERMINATION.

                (a) The Company may terminate Executive's employment under this Agreement at any time during the Term (i) for Cause, as defined in Paragraph 5.1 below, (ii) if Executive becomes Completely Disabled, as defined in Paragraph 5.3 below, or (iii) upon Executive's death. In the event the Company terminates this Agreement for reasons other than the foregoing, Company shall immediately pay Executive a sum equal to Executive's annual salary at the time of such termination.

               (b) Executive shall have the right to terminate this Agreement, including any continuing covenants contained herein other than those set forth in Paragraphs 6, 7 and 8, if (i) the Company fails to make any payments due to Executive hereunder and such failure is not remedied within 30 days after written notice of such failure is provided by Executive to the Company, or (ii) the Company materially breaches this Agreement and such breach is not cured within 60 days after written notice of such breach is given by Executive to the Company. Notwithstanding the foregoing, Executive shall also retain all other remedies resulting from the Company's breach of this Agreement.

     3. DUTIES.

          3.1 Specific Duties. Subject to the supervision of the Board, Executive shall be generally responsible for the business and affairs of the Company.

          3.2 General Duties. Executive hereby agrees that during the term of this Agreement he will devote his full time, attention and energies to the diligent performance of his duties as an employee of the Company. Executive shall not, without the prior written consent of the Company, directly or indirectly, at any time during the term of his employment with the Company: (a) accept employment with or render services of a business, professional or commercial nature to any other Person; or (b) engage in any venture or activity that the Company may in good faith consider to interfere with Executive's performance of his duties hereunder.

     4. COMPENSATION. In consideration of Executive's services hereunder, Company shall pay to Executive the compensation described below:

          4.1 Annual Salary. During the Term, the Company shall pay to Executive a minimum salary at the rate of $110,000 per annum, in equal bi-weekly installments, or at such other times as the Company shall make payments of salary and wages to its employees generally. Executive's salary will be reviewed by the Board at the beginning of each of the Company's fiscal years and in the sole discretion of the Board may be increased for such year.

          4.2 Benefits. In addition to the compensation set forth in paragraphs
4.1 above, the Company shall provide Executive with the following fringe benefits:

               (a) Medical and dental insurance. The Company shall provide to or for the benefit of Executive group medical and dental insurance with benefit levels commensurate with other employees of the Company of a similar level, provided that Executive meets standard underwriting requirements and is insurable at standard rates.

                     (b) Automobile and home office allowances. The Company shall provide Executive with an automobile expense allowance of $775 per month and an additional home office expense allowance of $416.67 per month.

                     (c) Vacation. Executive shall be entitled to four weeks paid vacation annually. In the event Executive does not take any accrued vacation days by the end of any calendar year, Executive shall receive the dollar equivalent of all such vacation days.

                     (d) Life Insurance. Company shall obtain, in the name and for the benefit of a designee chosen by Executive, a key man life insurance policy on Executive in the amount of $1,500,000.

             4.3 Other Benefits. Executive shall be entitled to share in any employee benefits generally provided by the Company to its employees similarly situated for so long as the Company provides such benefits.

     5. DEFINITIONS. For purposes of this Agreement the following terms shall have the meanings specified below:

             5.1 "Cause" means (a) the Executive's breach of this Agreement or the Non-Competition and Non-Interference Agreement entered into on the date hereof by and among QuadraMed, the Company, the Executive and certain other of the Stockholders (the "Non-Competition Agreement") if not cured within ten (10) days after receipt of written notice from the Company; (b) has materially breached any obligation, representation, warranty, covenant or agreement by Executive under the Acquisition Agreement and Plan of Merger, dated December 2, 1996, by and among QuadraMed, the Company, InterMed Healthcare Systems Inc. and all of its stockholders or made any representation or warranty therein or any document furnished thereunder which was false in any material respect and such falsity was known by Executive; (c) has been recurrently negligent in his attention to the material business or affairs of the Company or has intentionally failed to perform a reasonably requested directive or assignment if not cured within five (5) days after the receipt of written notice from the Company; (d) the Executive's failure to adhere to any written Company policy if the Executive has been given a reasonable opportunity to comply with such policy or cure his failure to comply (which reasonable opportunity must be granted during the ten (10) day period preceding termination of this Agreement); (e) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company (f) the misappropriation (or attempted misappropriation) of any of the Company's funds or property, or (g) Executive's commission of any crime or act of dishonesty, fraud or moral turpitude or knowingly making false or misleading statements in connection with his employment; and (h) Executive's commission of any act that, if prosecuted, would constitute a felony, or Executive's pleading guilty to or confession to any felony which is detrimental to the Company or affects the reputation or standing of the Company, in each case as determined by the Board.

        5.2 "Company Territory" means the United States of America, which is the territory in which the Company conducts its business.

        5.3 "Complete Disability" means the inability of Executive to perform his services by reason of illness or incapacity and which results in his failure to discharge his duties under this Agreement for an aggregate total of 90 days (whether consecutive or non-consecutive) during any 180-day period.

        5.4 "Confidential Information" means all information relating to the Company's customers, operations, finances and business which derives economic value, actual or potential, from not being generally known to other Persons, including, without limitation, technical or nontechnical data, formulae (including cost and/or pricing formulae), compilations, programs, devices, methods, techniques, drawings and processes; financial data; contact persons and other identifying information relating to customers, potential customers and suppliers; information with respect to the needs and requirements of various customers for the Company's products; rate and price information on products and services provided by the Company; information with respect to the Company's relationships with its suppliers, and all business records and personal data relating to the Company's employees and agents, in all cases, whether written or oral; provided, however, that commencing two years after any termination or expiration of this Agreement "Confidential Information" does not include information that does not constitute a trade secret under applicable law.

        5.5 "Customers" means all Persons that (a) Executive serviced or solicited on behalf of the Company, (b) whose dealings with the Company were coordinated or supervised, in whole or in part, by Executive, or (c) about whom Executive obtained Confidential Information, in each case during the one-year period immediately prior to any termination or expiration of Executive's employment with the Company.

        5.6 "Person" means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

        6. COVENANTS OF EXECUTIVE.

        6.1 Relationship of the Company, Executive and Customers. Executive acknowledges that prior to and during the Term, the Company has furnished and will furnish to Executive Confidential Information developed by the Company and of continuing value to the Company, which could be used by Executive on behalf of a competitor of the Company to its substantial detriment. Moreover, the parties recognize that during the course of his employment with the Company, Executive may develop important relationships with customers and others having valuable business relationships with the Company. In view of the foregoing, Executive acknowledges and agrees that the restrictive covenants contained in this Paragraph 6 are reasonably necessary to protect the Company's legitimate business interests and goodwill.

        6.2 Covenant Against Disclosure or Use of Confidential Information. Executive agrees that he shall protect the Company's Confidential Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information. Provided, however, that Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event Executive shall promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interests. Executive's obligations under this paragraph shall survive any expiration or termination of this Agreement.

   7. EXECUTIVE'S INVENTIONS AND IDEAS.

        7.1 Disclosure. Executive shall promptly disclose to the Company, and to no other Person, any invention, idea, process, design, discovery, formula or other information, whether or not patentable, and all improvements therein (collectively the "Inventions") that Executive may conceive, produce or develop, either alone or in conjunction with others, related to the computer software for healthcare related electronic data interchange during the Term or within three months of any termination or expiration of this Agreement.

        7.2 Assignment. Executive further assigns to the Company, without further consideration, all right, title and interest (throughout the world), in and to all Inventions, free of all liens and encumbrances, it being agreed that all Inventions shall be the sole property of the Company. Executive shall, at the Company's expense and discretion (a) execute all documents required to prepare and file all applications for letters patent, and other applications or registrations required by the Company, (b) otherwise assist in the preparation, prosecution and issuance of such applications and registrations, (c) take all other actions and execute all other documents necessary or desirable to vest the entire right, title and interest in any Invention in the Company or any of its assigns, and (d) take all other actions required by the Company to enforce the Company's rights in the Inventions.

        7.3 Works. Without limiting any of the foregoing, Executive agrees that all writings, tapes, recordings, computer programs and other works in any tangible medium of expression regardless of the form of medium, which have been or are prepared by him, or to which he contributes, in connection with his employment (collectively the "Works"), and all copyrights and other rights, titles and interests whatsoever in and to the Works, belong solely, irrevocably and exclusively throughout the world to the Company as "works made for hire"; provided, however, that to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a "work made for hire," Executive hereby assigns, grants and delivers, solely, irrevocably, exclusively and throughout the world to the Company, all copyrights and other rights, titles and interests of every kind and nature whatsoever to the Works. Executive also agrees to execute such other further grants and assignments of all rights (including all copyrights in and to the Works) as the Company, from time to time, may require for the purpose of evidencing, enforcing, registering or defending its complete, exclusive, perpetual and worldwide ownership of the Works (including the copyright therein).

                7.4 Power of Attorney. If Executive, for any reason, fails or refuses to promptly execute or deliver any application, registration, assignment or other document pursuant to Paragraphs 7.2 and 7.3 above, Executive hereby designates and appoints the Company, and each of its duly authorized officers, as Executive's agents and attorney-in-fact, with full power of substitution, in Executive's name, place and stead, to execute and deliver all such applications, registrations, assignments and other documents that Executive shall fail or refuse to promptly execute and deliver, this power and agency being coupled with an interest and being irrevocable.

                7.5 Survival. The provisions of this Paragraph 7 shall survive any expiration or termination of this Agreement.

                8. RETURN OF COMPANY DOCUMENTS AND EQUIPMENT. Upon termination or expiration of Executive's employment for any reason, or at any time upon the Company's request, Executive agrees to deliver to the Company: (a) all Company files, customer lists, catalogs, price lists, management reports, memoranda, research, Company forms, financial data and reports and other documents supplied to or created by him in connection with his employment hereunder (including all copies of the foregoing) in his possession or control, (b) all of the computers, modems, diskettes, instruments, tools, devices, equipment, videos, tapes, drawings, papers, notes and other materials, and any copies hereof, in Executive's possession or control that relate in any way to the Company Business or with Executive's employment with the Company, and (c) all other property relating to the employment of Executive, including, without limitation, company credit cards, telephone cards, office keys, desk keys, car keys and security passes.

                9. CONTRACT NON-ASSIGNABLE. The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills of Executive, and agree that this Agreement may not be assigned or transferred by Executive, in whole or in part, without the prior written consent of the Company. This Agreement shall be binding on Executive, his heirs and legal representatives, and on the Company and its successors and assigns.

                10. OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to the Company.

                11. REPRESENTATION OF EXECUTIVE. Executive represents and warrants that he is not subject to any noncompetition agreement, nondisclosure agreement, employment agreement, or any other contract of any nature whatsoever, oral or written, with any Person other than the Company, which will cause a breach of or default in, or which is in any way inconsistent with, the terms and provisions of this Agreement, including, but not by way of limitation, the provisions of Paragraph 7 above. Without limiting the foregoing, no Person, has or will have any right, title or interest in any of the Inventions or Works (as those terms are defined in Paragraph 7 above), and none of the Inventions or Works were used or in any way developed by Executive, either alone or with others, during Executive's employment with any Person other than the Company.

     12. MISCELLANEOUS

               (a) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven days after mailing if mailed, first class, certified mail, postage prepaid:

        To the Company:         InterMed Acquisition Corporation
                                80 East Sir Francis Drake Boulevard
                                Suite 2A
                                Larkspur, California 94939
                                Attn: James D. Durham

        To Executive:           Kevin H. Arner
                                5455 Pheasant Run
                                Stone Mountain, Georgia 30087

Either party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

               (b) Provisions Severable. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision that will implement the commercial purpose of the illegal, invalid or unenforceable provision.

               (c) Remedies. Executive acknowledges that if he breaches or threatens to breach his covenants and agreements in this Agreement, his actions may cause irreparable harm and damage to the Company which could not be compensated in damages. Accordingly, if Executive breaches or threatens to breach this Agreement, the Company shall be entitled to injunctive relief, in addition to any other rights or remedies of the Company.

               (d) Waiver. No failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

                (e) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto.

                (f) Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                EXECUTIVE:


                                /s/ Kevin Arner
                                ---------------------------------
                                KEVIN ARNER



                                INTERMED ACQUISITION CORPORATION


                                By: /s/ JAMES D. DURHAM
                                    -----------------------------
                                Name: James D. Durham
                                      ---------------------------
                                Title: Chief Executive Officer
                                       --------------------------


        FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned corporation hereby guarantees to Executive the Company's performance of its obligations hereunder.


                                QUADRAMED CORPORATION


                                By: /s/ JAMES D. DURHAM
                                    -----------------------------
                                Name: James D. Durham
                                      ---------------------------
                                Title: Chief Executive Officer
                                       --------------------------

                                SCHEDULE 3.1(c)

                  CONSIDERATION PAID FOR COMPANY COMMON STOCK


                                                                         FULLY-DILUTED SHARES
                                                                         # OF            % OF
OPTIONHOLDER                    EXP. DATE       EXERCISE PRICE          SHARES          SHARES
------------                    ---------       --------------          ------          ------

Arner, Kevin, H.                   5 yr             $ 5.50               4,800           3.83
Byrne, Danny G.                   10 yr             $ 5.00               2,600           2.07
Horton, G. LaMar                  10 yr             $ 5.00               2,600           2.07
                                                                        ------          -----

Total                                                                   10,000           7.97
                                                                        ======          =====


        Pursuant to Section 3.1(c) the above-listed options shall be converted into and become identical rights with respect to QuadraMed Shares.

                                  SCHEDULE 4.4


                         QUALIFICATIONS TO DO BUSINESS


1.      The State of Georgia.

2.      The State of Delaware.

3.      The State of Arizona.

                                  SCHEDULE 4.5

                         CAPITALIZATION OF THE COMPANY

COMMON STOCK

                                             VOTING SHARES           FULLY-DILUTED SHARES
                                             # OF     % OF              # OF       % OF
STOCKHOLDER                                 SHARES   SHARES            SHARES     SHARES
-----------                                -------- --------         ----------  --------
Godsey, R. Kirby (COB)                      33,000    28.62            33,000      26.33
Myers, Emily P. (Dir. - Treasurer)          25,000    21.68            25,000      19.95
Arner, Kevin H. (Dir. - President/COO)      20,000    17.34            20,000      15.96
Okehi, Obi                                   8,000     6.94             8,000       6.38
Sirrom Investments, Inc.                    11,312     9.80            11,312       9.03
Parker, Clinton N.                           7,000     6.07             7,000       5.59
Pope, Bobby                                  4,000     3.47             4,000       3.19
Mills, Watson E./Mills, Michael A. JTRS      2,500     2.17             2,500       2.00
Mills, Joyce H./Mills, Michael A. JTRS       2,500     2.17             2,500       2.00
Midkiff, Donald                              2,000     1.73             2,000       1.60

Total                                      115,312   100.0            115,312      92.03
                                           =======   =====            =======      =====


INCENTIVE STOCK OPTIONS

OPTIONHOLDER            EXP. DATE       EXERCISE PRICE
------------            ---------       --------------
Arner, Kevin H.            5 yr              $5.50                      4,800       3.83
Byrne, Danny G.           10 yr              $5.00                      2,600       2.07
Horton, G. LaMar          10 yr              $5.00                      2,600       2.07
                                                                      -------      -----
Total                                                                  10,000       7.97
                                                                      -------      -----
TOTAL FULLY-DILUTED SHAREHOLDINGS                                     125,312        100%
                                                                      =======      =====



                                  SCHEDULE 4.6

                         OWNERSHIP OF SHARES; NO CHANGE


1. Sale by Thomas O. Wagoner of 1,000 shares to Clinton N. Parker; new certificate issued to Clinton N. Parker on July 8, 1995.

2. Reissue 3,000 shares to Thomas O. Wagoner; new certificate issued to Thomas O. Wagoner on July 8, 1995.

3. Transfer from Watson E. Mills to Micheal A. Mills and Joyce H. Mills, JTRS; new certificate issued to Micheal A. Mills and Joyce H. Mills, JTRS on July 8, 1995.

4. Transfer from Watson E. Mills to Watson E. Mills and Micheal A. Mills, JTRS; new certificate issued to Watson E. Mills and Micheal A. Mills, JTRS on July 8, 1995.

5. Sale by Thomas O. Wagoner of 5,000 shares to R. Kirby Godsey; new certificate issued to R. Kirby Godsey March 1996.

6. Incentive Stock Option Agreement with Kevin H. Arner dated March 4, 1995 for 3,500 shares of the Common Stock of the Company.

7. Incentive Stock Option Agreement with Dan Byrne dated March 4, 1995 for 2,000 shares of the Common Stock of the Company.

8. Incentive Stock Option Agreement with G. LaMar Horton dated October 23, 1995 for 2,000 shares of the Common Stock of the Company.

9. Incentive Stock Option Agreement with Danny G. Byrne dated February 29, 1996 for 600 shares of the Common Stock of the Company.

10. Incentive Stock Option Agreement with G. LaMar Horton dated February 29, 1996 for 600 shares of Common Stock of the Company.

11. Incentive Stock Option Agreement with Kevin H. Arner dated February 29, 1996 for 800 shares of Common Stock of the Company.

12. Incentive Stock Option Agreement with Kevin H. Arner dated August 5, 1996 for 500 shares of Common Stock of the Company.

                                  SCHEDULE 4.7

                       SUBSIDIARIES AND OTHER AFFILIATES


1.      Intermed Technologies Corporation, a Delaware corporation.

2.      Intermed Funding Corporation, a Delaware corporation.

        The subsidiaries have never engaged in any business activity and are presently dormant.

                                  SCHEDULE 4.9


                          COMPANY FINANCIAL STATEMENTS

                                      NONE

                                 SCHEDULE 4.10

                            UNDISCLOSED LIABILITIES


1. Liability to perform services pursuant to the Master Agreement with EDIUSA dated October 23, 1996.

2. Liability to perform services pursuant to Task Order One with EDIUSA dated October 23, 1996.

3. Liability to make payments pursuant to Master Lease Agreement with Integrated Network Services, Inc. and related letter of intent (unexecuted).

4. Liability to make payments pursuant to Master Software License and Services Agreement with Software Technologies dated October 16, 1996.

5.      Invoice from Integrated Network Services, Inc. dated November 14, 1996.

                                 SCHEDULE 4.11

                           ABSENCE OF CERTAIN CHANGES

1. Master Agreement with EDIUSA dated October 23, 1996.

2. Task Order One with EDIUSA dated October 23, 1996.

3. Medical Expense Reimbursement Plan re-enacted on October 1, 1996.

4. Master Lease Agreement with Integrated Network Services, Inc. and related letter of intent (unexecuted).

5. Master Software License and Services Agreement with Software Technologies Corporation dated October 16, 1996.

                                SCHEDULE 4.12(a)

                                 LIST OF ASSETS

                                      NONE

                                SCHEDULE 4.13(a)

                             REAL PROPERTY MATTERS

1. Lease Agreement with P.C. Towers, L.P. dated April 3, 1993.

                                SCHEDULE 4.13(c)

                             REAL PROPERTY MATTERS

                                      NONE

                                SCHEDULE 4.13(c)

                             REAL PROPERTY MATTERS

                                      NONE

                                 SCHEDULE 4.14

                             INTELLECTUAL PROPERTY

1.      The Company claims common law copyright on the following products:

        - Carrier InterAct - Transaction Server Solution
        - InterAct - Transaction Server Solution
        - InterConnect - Front-End Solution
        - InterReceive - Incoming Communications Module
        - InSync A - Asynchronous Outbound Communications Module
        - InSync B - Bisynchronous Outbound Communications Module
        - InterSort - Graphical Output Generator
        - InterPret - Graphical Input Translation Builder
        - InView - Customer Service Module
        - XiWeb - Browser Based Interactive Transaction Module
        - InterComm - Communications Manager Module
        - XiNet - Interactive Transaction Management System

2. The Company has entered into the following agreements whereby it has licensed or encumbered its Intellectual Property:

        - Master Agreement with ABACUS Financial Management Services, Ltd. dated November 15, 1993.
        - Task Order 001 with ABACUS Financial Management Services, Ltd. dated November 15, 1993.
        - Task Order 002 with ABACUS Financial Management Services, Ltd. dated November 30, 1993.
        - Task Order 002 Amendment with ABACUS Financial Management Services Ltd. dated November 15, 1995.
        - System Purchase and License Agreement with Actamed Corporation dated March 31, 1993.
        - Amendment to System Purchase and License Agreement with Actamed Corporation dated February 1, 1994.
        - Second Amendment to System Purchase and License Agreement with Actamed Corporation dated May 12, 1994.
        - Third Amendment to System Purchase and License Agreement with Actamed Corporation dated December 31, 1995.
        - Master Agreement with CSA Provider Services dated October 29, 1993.
        - Task Order 001 with CSA Provider Services dated October 29, 1993.
        - Task Order 002 with CSA Provider Services dated December 30, 1993.

                - Master Agreement with Integrated Systems Solutions Corp. dated June 22, 1994.
                - Task Order One with Integrated Systems Solutions Corp. dated June 22, 1994.
                - Task Order Two with Integrated Systems Solutions Corp. dated June 22, 1994.
                - License Agreement with Integrated Systems Solutions Corp. dated March 22, 1995.
                - Master Agreement with Washington Dental Service dated December 21, 1993.
                - System Purchase and License Agreement with Washington Dental Service dated December 21, 1993.
                -       Master Source Code Escrow Agreement dated January 20,
                        1994.
                - Letters dated February 20, 1996 with certain employees of the Company relating to trade secrets and confidential information.
                - Master Agreement with Core Management Resources dated October 11, 1995.
                - Task Order 001 with Core Management Resources dated January 16, 1996.
                - Task Order 002 with Core Management Resources dated April 17, 1996.
                -       Master Agreement with EDIUSA dated October 23, 1996.
                -       Task Order One with EDIUSA dated October 23, 1996.
                -       Letter of Intent with EDIUSA dated August 29, 1996.
                -       Letter of Intent with EDIUSA dated March 7, 1996.
                - License Agreement with Equifax Healthcare EDI Services, Inc. dated August 15, 1996.

3. The Company has entered the following agreement whereby it has been appointed as a distributor or licensee of products, patents or trademarks owned by a third party:

                - Site Agreement with NEC Technologies, Inc. dated September 14, 1993.
                - Master Lease Agreement with Integrated Network Services, Inc. dated November 7, 1996.
                - Master Software License and Services Agreement with Software Technologies Corporation dated October 16, 1996.

4. The Company has entered the following agreements which restrict or affect the use of any Intellectual Property:

                - Master Agreement with ABACUS Financial Management Services, Ltd. dated November 15, 1993.

- Task Order 001 with ABACUS Financial Management Services, Ltd. dated November 15, 1993.

- Task Order 002 with ABACUS Financial Management Services, Ltd. dated November 30, 1993.

- Task Order 002 Amendment with ABACUS Financial Management Services Ltd. dated November 15, 1995.

- System Purchase and License Agreement with Actamed Corporation dated March 31, 1993.

- Amendment to System Purchase and License Agreement with Actamed Corporation dated February 1, 1994.

- Second Amendment to System Purchase and License Agreement with Actamed Corporation dated May 12, 1994.

- Third Amendment to System Purchase and License Agreement with Actamed Corporation dated December 31, 1995.

-  Master Agreement with CSA Provider Services dated October 29, 1993.

-  Task Order 001 with CSA Provider Services dated October 29, 1993.

-  Task Order 002 with CSA Provider Services dated December 30, 1993.

-  Master Agreement with Integrated Systems Solutions Corp. dated June 22, 1994.

-  Task Order One with Integrated Systems Solutions Corp. dated June 22, 1994.

-  Task Order Two with Integrated Systems Solutions Corp. dated June 22, 1994.

-  License Agreement with Integrated Systems Solutions Corp. dated March 22,
   1995.

-  Master Agreement with Washington Dental Service dated December 21, 1993.

- System Purchase and License Agreement with Washington Dental Service dated December 21, 1993.

-  Master Source Code Escrow Agreement dated January 20, 1994.

- Letters dated February 20, 1996 with certain employees of the Company relating to trade secrets and confidential information.

-  Master Agreement with Core Management Resources dated October 11, 1995.

-  Task Order 001 with Core Management Resources dated January 16, 1996.

-  Task Order 002 with Core management Resources dated April 17, 1996.

-  Master Agreement with EDIUSA dated October 23, 1996.

-  Task Order One with EDIUSA dated October 23, 1996.

-  Letter of Intent with EDIUSA dated August 29, 1996.

-  Letter of Intent with EDIUSA dated March 7, 1996.

- License Agreement with Equifax Healthcare EDI Services, Inc. dated August 15, 1996.

                                 SCHEDULE 4.16

                                    SOFTWARE


                                      NONE

                               SCHEDULE 4.17(b)

                                  TAX MATTERS


                                      NONE

                                SCHEDULE 4.17(c)

                                  TAX MATTERS


                                      NONE

                                SCHEDULE 4.17(e)

                                  TAX MATTERS

1.      The State of Georgia.

2.      The State of Delaware.

3.      The State of Arizona.

4. The Company or any Affiliate of the Company will not file a Tax Return in any state prior to the Closing.

                                SCHEDULE 4.17(g)

                                  TAX MATTERS



                                      NONE

                                SCHEDULE 4.17(h)

                                  TAX MATTERS



                                      NONE

                                SCHEDULE 4.17(i)

                                  TAX MATTERS

1.      1995 Incentive Stock Option Plan effective March 4, 1995.

2. Incentive Stock Option Agreement with Kevin H. Arner dated March 4, 1995 for 3,500 shares of the Common Stock of the Company.

3. Incentive Stock Option Agreement with Dan Byrne dated March 4, 1995 for 2,000 shares of the Common Stock of the Company.

4. Incentive Stock Option Agreement with G. LaMar Horton dated October 23, 1995 for 2,000 shares of the Common Stock of the Company.

5. Incentive Stock Option Agreement with Danny G. Byrne dated February 29, 1996 for 600 shares of the Common Stock of the Company.

6. Incentive Stock Option Agreement with G. LaMar Horton dated February 29, 1996 for 600 shares of Common Stock of the Company.

7. Incentive Stock Option Agreement with Kevin H. Arner dated February 29, 1996 for 800 shares of Common Stock of the Company.

8. Incentive Stock Option Agreement with Kevin H. Arner dated August 5, 1996 for 500 shares of Common Stock of the Company.

9. InterMed Healthcare System Inc. Flexible Benefits Plan effective October 1, 1995.

10.     Medical Expense Reimbursement Plan re-enacted October 1, 1996.

11.     Dependent Childcare Assistance Plan effective October 1, 1995.

                                SCHEDULE 4.17(j)

                                  TAX MATTERS


                                      NONE

                                SCHEDULE 4.17(n)

                                  TAX MATTERS


                                      NONE

                                SCHEDULE 4.17(o)

                            TAX MATTERS; ADJUSTMENTS


                                      NONE

                                SCHEDULE 4.18

                          LEGAL AND REGULATORY MATTERS


1. Release and Settlement Agreement with Equifax Healthcare EDI Services, Inc., dated August 15, 1996.

2. Master Software License and Services Agreement with Software Technologies Corporation dated October 16, 1996 (not fully acquired -- invoice expected mid-November).

                                 SCHEDULE 4.21


                                   INSURANCE


1. InterMed Healthcare Systems Inc. Flexible Benefits Plan effective October 1, 1995.

2. Ohio National Life Policy No. 6155596 on the life of Kevin H. Arner effective July 20, 1994 in the amount of $750,000. (the Company is the beneficiary).

3. Ohio National Life Policy No. 6155597 on the life of Kevin H. Arner effective July 20, 1994 in the amount of $750,000. (the Company is the beneficiary).

4. All American Insurance Policy No. 7887707 for the period covering April 20, 1996 to April 20, 1997 at a premium of $1,484.00 in the amount of:

        - Property: $250,000 for business personal property, $100,000 for equipment (deductible is $250.00).

        - Medical: $2,000,000 general aggregate limit, $1,000,000 products/complete operations, $5,000 per person, $50,000 any one fire or explosion.

5. Capital City Insurance Company Workers Compensation and Employers Liability Policy.

6.      Medical Expense Reimbursement Plan re-enacted October 1, 1996.

7.      Dependent Childcare Assistance Plan effective October 1, 1995.

                                 SCHEDULE 4.22

                             NON-ASSIGNABLE RIGHTS

1. There are no contracts pursuant to which the execution of the Merger Agreement will prevent the Company from realizing the benefits otherwise obtainable thereunder.

2. Lease Agreement with P.C. Towers, L.P., dated April 3, 1993.

3. Loan Agreement with Sirrom Capital, L.P., dated June 29, 1994, and related Stock Purchase Warrant of the same date.

4. First Amendment to Loan Agreement with Sirrom Capital, L.P., dated February 10, 1995, and related Stock Purchase Warrant of the same date.

5. First Amendment to Stock Purchase Warrant dated December 29, 1995.

6. Letter Agreements to Loan Agreement amending Loan Agreement with Sirrom Capital, L.P. dated June 21, 1995, April 1, 1996, and June 24, 1996.

7. Stock Purchase Warrant issued to Sirrom Capital, L.P., dated August 2, 1996.

                                 SCHEDULE 4.26

                       COMPLIANCE WITH ENVIRONMENTAL LAWS



                                      NONE

                                 SCHEDULE 4.27

                          BANK AND BROKERAGE ACCOUNTS

1. NationsBank of Georgia
   Post Office Box 4899,
   Atlanta, Georgia 30302-4899

        - Simple Analysis Business Checking Account
          Account No.: 010 757 8230
          Signatories: Kevin H. Arner, Danny G. Byrne, and R. Kirby Godsey

        - Business Investment Account
          Account No.: 016 000 0098
          Signatory: Kevin H. Arner

        - Business Savings Account
          Account No.: 325-393-7157
          Signatory: Kevin H. Arner

2. Merrill Lynch
   2221 Manchester Expressway Box 7548
   Columbus, Georgia 31908

        - WCMA
          Account No.: 734-07698
          Signatory: Kevin H. Arner

        - WCMA
          Account No.: 734-07776
          Signatory: Kevin H. Arner

                                SCHEDULE 4.28(a)

                                   CONTRACTS

1.  1995 Incentive Stock Option Plan effective March 4, 1995.

2.  Medical Expense Reimbursement Plan re-enacted October 1, 1996.

3.  Dependent Childcare Assistance Plan effective October 1, 1995.

4. InterMed Healthcare System Inc. Flexible Benefits Plan effective October 1, 1995.

5. Incentive Stock Option Agreement with Kevin H. Arner dated March 4, 1995 for 3,500 shares of the Common Stock of the Company.

6. Incentive Stock Option Agreement with Dan Byrne dated March 4, 1995 for 2,000 shares of the Common Stock of the Company.

7. Incentive Stock Option Agreement with G. LaMar Horton dated October 23, 1995 for 2,000 shares of the Common Stock of the Company.

8. Incentive Stock Option Agreement with Danny G. Byrne dated February 29, 1996 for 600 shares of the Common Stock of the Company.

9. Incentive Stock Option Agreement with G. LaMar Horton dated February 29, 1996 for 600 shares of Common Stock of the Company.

10. Incentive Stock Option Agreement with Kevin H. Arner dated February 29, 1996 for 800 shares of Common Stock of the Company.

11. Incentive Stock Option Agreement with Kevin H. Arner dated August 5, 1996 for 500 shares of Common Stock of the Company.

12. Master Agreement with ABACUS Financial Management Services, Ltd. dated November 15, 1993.

13. Task Order 001 with ABACUS Financial Management Services, Ltd. dated November 15, 1993.

14. Task Order 002 with ABACUS Financial Management Services, Ltd. dated November 30, 1993.

15. Task Order 002 Amendment with ABACUS Financial Management Services, Ltd. dated November 15, 1995.

16. System Purchase and License Agreement with Actamed Corporation dated March 31, 1993.

17. Amendment to System Purchase and License Agreement with Actamed Corporation dated February 1, 1994.

18. Second Amendment to System Purchase and License Agreement with Actamed Corp. dated May 12, 1994.

19. Third Amendment to System Purchase and License Agreement with Actamed Corp. dated December 31, 1995.

20.     Master Agreement with CSA Provider Services dated October 29, 1993.

21.     Task Order 001 with CSA Provider Services dated October 29, 1993.

22.     Task Order 002 with CSA Provider Services dated December 30, 1993.

23.     Master Agreement with Integrated Systems Solutions Corp. dated June 22,
        1994.

24.     Task Order One with Integrated Systems Solutions Corp. dated June 22,
        1994.

25.     Task Order Two with Integrated Systems Solutions Corp. dated June 22,
        1994.

26.     Task Order Three with Integrated Systems Solutions Corp. dated June 22,
        1994.

27. License Agreement with Integrated Systems Solutions Corp. dated March 22, 1995.

28.     Invoice from Integrated Network Services, Inc. dated November 14, 1996.

29.     Master Agreement with Washington Dental Service dated December 21,
        1993.

30. System Purchase and License Agreement with Washington Dental Service dated December 21, 1993.

31.     Master Source Code Escrow Agreement dated January 20, 1994.

32. Letters dated February 20, 1996 with certain employees of the Company relating to trade secrets and confidential information.

33.     Master Agreement with Core Management Resources dated October 11, 1995.

34.     Task Order 001 with Core Management Resources dated January 16, 1996.

35.     Task Order 002 with Core Management Resources dated April 17, 1996.

36. Master Agreement with EDIUSA dated October 23, 1996.

37. Task Order One with EDIUSA dated October 23, 1996.

38. Letter of Intent with EDIUSA dated August 29, 1996.

39. Letter of Intent with EDIUSA dated March 7, 1996.

40. First Amendment to Stock Purchase Warrant dated December 29, 1995.

41. Loan Agreement with Sirrom Capital, L.P. dated June 29, 1994, and related Security Agreement, Secured Promissory Note, and Stock Purchase Warrant of the same date.

42. First Amendment to Loan Agreement with Sirrom Capital, L.P. dated February 10, 1995, and related Security Agreement, Secured Promissory Note, and Stock Purchase Warrant of the same date.

43. Ohio National Life Policy No. 6155596 on the life of Kevin H. Arner effective July 20, 1994 in the amount of $750,000.

44. Ohio National Life Policy No. 6155597 on the life of Kevin H. Arner effective July 20, 1994 in the amount of $750,000.

45. All American Insurance Policy No. 7887707 for the period covering April 20, 1996 to April 20, 1997 at a premium of $1,484.00 in the amount of:

    - Property: $250,000 for business personal property, $100,000 for equipment (deductible is $250.00)

    - Medical: $2,000,000 general aggregate limit, $1,000,000 products/complete operations, $5,000 per person, $50,000 any one fire or explosion.

46. Capital City Insurance Company Workers Compensation and Employers Liability Policy.

47. Letter Agreements to Loan Agreement amending Loan Agreement with Sirrom Capital, L.P. dated June 21, 1995, April 1, 1996, and June 24, 1996.

48. Stock Purchase Warrant issued to Sirrom Capital, L.P., dated August 2,
    1996.

49. Site Agreement with NEC Technologies, Inc. dated September 14, 1993.

50. Lease Agreement with Alco. Capital Resources, Inc. dated May 24, 1995.

51. Lease Agreement with P.C. Towers, L.P., dated April 3, 1993.

52. Release and Settlement Agreement with Equifax Healthcare EDI Services, Inc., dated August 15, 1996.

53. License Agreement with Equifax Healthcare EDI Services, Inc. dated August 15, 1996.

54. Master Lease Agreement with Integrated Network Services, Inc. dated November 7, 1996. (unexecuted).

55. Master Software License and Services Agreement with Software Technologies Corporation dated October 16, 1996.

56.     Acknowledgment of Employee Resignation with Tom Bolick dated
        May 20, 1994.

57.     Acknowledgment of Employee Resignation with Amy Bolick dated
        May 20, 1994.

58.     Acknowledgment of Employee Resignation with Sonya Leslie dated
        June 21, 1996.

59. Acknowledgment of Employee Resignation with W. Frank Smith dated July 14, 1996.

60. Acknowledgment of Employee Resignation with Terry Chism dated November 30, 1994.

                                SCHEDULE 4.28(b)

                                   CONTRACTS



                                      NONE

                                 SCHEDULE 4.31

                   INVESTMENT REPRESENTATIONS OF STOCKHOLDERS



1.  Clinton N. Parker

2.  Donald Midkiff

3.  Joyce H. Mills

4.  Bobby Pope

5.  Michael A. Mills

6.  G. Lamar Horton

7.  Danny G. Byrne

                                 SCHEDULE 9.12


                                 ISSC LICENSES


1.  Invoice No. 21249 dated March 31, 1996.